Exhibit 4

Isidora Goyenechea 3477, piso 19
Las Condes, Santiago 7550106
Chile

Telephone	(+56-2) 2472-7000
Fax	(+56-2) 2472-7001
Direct Dial	(+56-2) 2472-7007

Santiago, Chile, July 1, 2025

The Republic of Chile

Ministry of Finance

Teatinos 120, piso 12

Santiago, Chile

Re.:          €1,300,000,000 aggregate principal amount of 3.800% Notes due 2035

Ladies and Gentlemen:

We have acted as special Chilean counsel to the Republic of Chile (the “Republic”) in connection with the Republic’s offering, pursuant to registration statement (No. 333-262548) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of €1,300,000,000 aggregate principal amount of its 3.800% Notes due 2035 (the “Notes”), issued pursuant to an indenture dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of May 27, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Such Registration Statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, except Exhibit 99.C to the Annual Report, herein collectively called the “Registration Statement”; the related prospectus dated February 22, 2022, included in the Registration Statement as filed with the Commission, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related preliminary prospectus supplement dated June 24, 2025, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated June 24, 2025, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement”. The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus”.

In arriving at the opinion expressed below, we have reviewed the following documents:

1.	the Registration Statement and the Final Prospectus;

2.	the Indenture;

3.	the Authorization executed by the Republic of Chile dated July 1, 2025, pursuant to which the terms of the Notes were established;

4.	a facsimile copy of the Notes, in global form as executed by Chile and authenticated by the Trustee;

5.	all the relevant provisions of the Constitution of the Republic of Chile of 1980, as amended (the “Constitution”), and all relevant laws and orders of Chile, including but not limited to the following (copies and translations of which are attached as Exhibit A to this opinion):

a)	Article 32, number 6, Article 63, number 7 and 8, and Article 65, paragraph 4, number 3, of the Constitution;

b)	Articles 45, 46, 47, 47 bis and 48 of Decree Law No. 1,263 of November 21, 1975, as amended;

c)	Decree Law No. 2,349 of October 13, 1978, as amended;

d)	Article 3 of Law No. 21,722, published in the Official Gazette on December 13, 2024; and

e)	Supreme Decree No. 1,822 dated December 17, 2024, of the Ministry of Finance of the Republic and published in the Official Gazette on January 6, 2025, as currently in effect; and

6.	all such other documents, instruments, and rules as we have deemed necessary as a basis for the opinion hereinafter expressed.

We have assumed for purposes of this opinion: (i) that the Trustee has adequate power, authority and legal right to enter into the Indenture, to execute the documents and take the actions to be executed and taken thereunder, including the authentication of the Notes; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; and (iii) that the Notes and the Indenture, and any other related agreement or document that is stated to be governed by and construed in accordance with New York law, has been duly authorized, executed and delivered pursuant to New York law.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that under and with respect to the present laws and regulations of Chile, the Notes have been duly executed and delivered by the Republic and constitute valid and legally binding obligations of the Republic.

In rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Allen Overy Shearman Sterling US LLP, special U.S. counsel to the Republic, dated as of even date herewith and included as an exhibit to the Amendment No. 7 to the Republic’s Annual Report on Form 18-K/A for the Fiscal Year ended December 31, 2023 (the “Amendment”); and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our name under the caption “Validity of the Securities” in the Base Prospectus and “Validity of the Notes” in the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

MORALES & BESA LTDA.

/s/ Guillermo Morales E
By:	Guillermo Morales E., a Partner

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